UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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GREEN DOT CORPORATION
(Name of Registrant as Specified in Its Charter)

HARVEST CAPITAL STRATEGIES LLC
HARVEST SMALL CAP PARTNERS MASTER, LTD
HARVEST SMALL CAP PARTNERS, LP
HSCP STRATEGIC I, LP
HARVEST FINANCIAL PARTNERS, LP
JEFFREY B. OSHER
DONALD DESTINO
CRAIG BAUM
SATURNINO FANLO
GEORGE W. GRESHAM
PHILIP B. LIVINGSTON

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Harvest Capital Strategies LLC, together with the other participants named herein (collectively, “Harvest”), has filed a definitive proxy statement and an accompanying GREEN proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of director nominees at the 2016 annual meeting of stockholders of Green Dot Corporation, a Delaware corporation (“Green Dot” or the “Company”).

In Green Dot’s Investor Presentations filed with the SEC on May 6, 2016 and May 10, 2016, respectively, the Company includes a slide with the headline “Can you Trust Jeff Osher and Harvest” followed by the statement “They’ve been praising Green Dot and Mr. Streit privately prior to filing their 13D.” This slide includes excerpts that have been taken completely out of context from email exchanges between Harvest and Green Dot representatives from February 2014, February 2015, and March 2015. The full threads of those email exchanges, as well as the original email exchange from the February 2015 quote attributed to Jeff Osher, are attached hereto as Exhibit 99.1 for appropriate context regarding Green Dot’s misleading assertion that Harvest has privately praised the Company.